Exhibit 99.1

FOR IMMEDIATE RELEASE

RLI REPORTS 2015 FOURTH QUARTER AND YEAR-END RESULTS

PEORIA, ILLINOIS, January 25, 2016 — RLI Corp. (NYSE: RLI) — RLI Corp. reported fourth quarter 2015 operating earnings of $24.6 million ($0.56 per share), compared to $31.3 million ($0.71 per share) for the fourth quarter of 2014. For the year ended December 31, 2015, operating earnings were $111.7 million ($2.53 per share) compared to $114.5 million ($2.61 per share) for the 2014 fiscal year.

	Fourth Quarter		Full Year
Earnings Per Diluted Share	2015	2014	2015	2014
Operating earnings (1)	$0.56	$0.71	$2.53	$2.61
Net earnings	$0.76	$0.85	$3.12	$3.09

(1) See discussion below of non-GAAP financial measures.

Highlights for the quarter included:

•                  Underwriting income of $22.5 million, resulting in a combined ratio of 87.4.

•                  3% growth in gross premiums written and 5% growth in net premiums written.

•                  $7.7 million net increase in underwriting income resulting from favorable development in prior years’ loss reserves.

•                  Special dividend of $2.00 per share, representing $87.1 million returned to shareholders.

Highlights for the year included:

•                  Underwriting income of $108.6 million, resulting in a combined ratio of 84.5.

•                  $60.6 million net increase in underwriting income resulting from favorable development in prior years’ loss reserves.

•                  20th consecutive year of a combined ratio below 100.

•                  Book value per share of $18.91 at year end, an increase of 10% over 2014, inclusive of dividends.

“I am proud to report another strong quarter that continues to balance excellent underwriting results with growth in difficult market conditions,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “An 84.5 combined ratio for the year is an outstanding result to achieve and I’d like to congratulate and thank all RLI underwriters and employees for delivering again for our fellow shareholders.” He continued, “RLI has achieved 20 consecutive years with a combined ratio below 100 and 11 straight years below 90. This enviable track record is made possible by our relentless focus on underwriting discipline, our ownership culture and most importantly, our commitment to meeting customers’ needs with a diverse set of niche insurance products.”

Underwriting Income

RLI achieved $22.5 million of underwriting income in the fourth quarter of 2015 on an 87.4 combined ratio, compared to $27.5 million of underwriting income on an 84.7 combined ratio in the same quarter for 2014.

For the year, RLI achieved $108.6 million of underwriting income on an 84.5 combined ratio, compared to $107.0 million of underwriting income on an 84.5 combined ratio in 2014. Results for both years include favorable development in prior years’ loss reserves which totaled $60.6 million and $62.0 million for 2015 and 2014, respectively.

—more—

The following table highlights annual underwriting income and combined ratios by segment.

Underwriting Income (1)
(in millions)	2015	2014
Casualty	$46.3	$45.9
Property	29.0	32.9
Surety	33.3	28.2
Total	$108.6	$107.0

Combined Ratio	2015	2014
Casualty	88.8	88.0
Property	83.1	83.4
Surety	71.5	73.8
Total	84.5	84.5

(1) See discussion below of non-GAAP financial measures.

Other Income

RLI’s net investment income for the quarter fell 0.7% to $13.8 million, compared to the same period in 2014. For the year ended December 31, 2015, investment income was $54.6 million versus $55.6 million for the 2014 fiscal year. The investment portfolio’s total return was 1.4% for the quarter. The bond portfolio’s return was 0.4% in the quarter, while the equity portfolio’s return was 5.5%. For the year ended December 31, 2015, the investment portfolio’s total return was 1.5% with the bond portfolio returning 2.5% and equities returning -2.6%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $34.9 million for the quarter ($0.79 per share) compared to $47.5 million ($1.08 per share) for the same quarter in 2014. Full-year comprehensive earnings were $89.9 million ($2.04 per share), compared to $170.8 million ($3.90 per share) in 2014.

Equity in earnings of unconsolidated investees was -$0.1 million for the quarter compared to $0.1 million from the same period last year. These results are related to Maui Jim, Inc. (-$0.2 million, which reflects seasonal sales results), a producer of premium sunglasses, and Prime Holdings Insurance Services, Inc. ($0.1 million), a specialty E&S insurance company. For the year ended December 31, 2015, equity in earnings of unconsolidated investees from Maui Jim and Prime was $9.9 million and $1.0 million, respectively, compared to $12.0 million and $0.3 million in 2014 from Maui Jim and Prime, respectively.

Special and Regular Dividends

On December 22, 2015, RLI paid a special cash dividend of $2.00 per share and a regular quarterly dividend of $0.19 per share, totaling $95.4 million and resulting in a tax benefit of $2.5 million ($0.06 per share) as dividends to the ESOP are fully deductible. RLI has paid dividends for 158 consecutive quarters and increased regular dividends in each of the last 40 years. Over the last 10 years, the company’s regular quarterly dividend has grown an average of 8.4% per year.

Non-GAAP Measures

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned.

Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Other News

At 10 a.m. central daylight time (CDT) tomorrow, January 26, 2016, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at http://edge.media-server.com/m/p/wqwrkuxo.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission; including the Form 10-K Annual Report for the year ended December 31, 2014.

RLI Corp. (NYSE: RLI) is a specialty insurer serving diverse, niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s subsidiaries are rated A+ “Superior” by A.M. Best Company, a distinction held by fewer than 10 percent of property and casualty insurance companies in the U.S. RLI has increased dividends for 40 consecutive years and delivered underwriting profits for 20 consecutive years. To learn more about RLI and its 50-year history of financial strength, visit www.rlicorp.com.

Media Contact

Aaron Jacoby, Vice President, Corporate Development
309-693-5880
Aaron.Jacoby@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per Share
	2015	2014	2015	2014
	4th Qtr	4th Qtr	12 Mos.	12 Mos.
Operating Earnings Per Share	$0.56	$0.71	$2.53	$2.61

Specific items included in operating earnings per share: (1) (2)
• Favorable development in casualty prior years’ reserves	$0.06	$0.14	$0.63	$0.72
• Favorable development in property prior years’ reserves	$0.02	$0.01	$0.07	$0.02
• Favorable development in surety prior years’ reserves	$0.02	$0.01	$0.16	$0.16
• Catastrophe impact
• 2015 storms	$(0.02)	$—	$(0.15)	$—
• 2014 and prior events	$0.01	$0.02	$0.03	$(0.07)
• Gain from tax benefit of special dividend to ESOP (3)	$0.06	$0.08	$0.06	$0.08
• Gain from change in tax rate applicable to Maui Jim (4)	$—	$0.04	$—	$0.04

(1) Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(2) Reserve development reflects changes from previously estimated losses.

(3) Dividends paid in an ESOP on employer securities are fully deductible from taxable income and result in a 35% tax benefit.

(4) As required under the accounting standard for income taxes, the gain reflects the tax benefit of applying the lower tax rate applicable to dividends received from an affiliate (7%) as compared to the corporate capital gains tax rate (35%) on which tax estimates were based.

RLI CORP.

2015 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	% Change	2015	2014	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$179,371	$179,892	-0.3%	$700,161	$687,375	1.9%
Net investment income	13,754	13,844	-0.7%	54,644	55,608	-1.7%
Net realized gains	14,207	9,542	48.9%	39,829	32,182	23.8%
Consolidated revenue	207,332	203,278	2.0%	794,634	775,165	2.5%

Loss and settlement expenses	80,584	76,229	5.7%	299,045	296,609	0.8%
Policy acquisition costs	62,113	60,896	2.0%	241,078	229,283	5.1%
Other insurance expenses	14,183	15,277	-7.2%	51,480	54,464	-5.5%
Interest expense on debt	1,856	1,856	0.0%	7,426	7,438	-0.2%
General corporate expenses	2,887	2,675	7.9%	9,837	10,222	-3.8%
Total expenses	161,623	156,933	3.0%	608,866	598,016	1.8%

Equity in earnings (loss) of unconsolidated investees	(127)	134	—	10,914	12,338	-11.5%

Earnings before income taxes	45,582	46,479	-1.9%	196,682	189,487	3.8%
Income tax expense	11,729	8,982	30.6%	59,138	54,042	9.4%
Net earnings	$33,853	$37,497	-9.7%	$137,544	$135,445	1.5%

Other comprehensive earnings (loss), net of tax	1,054	10,038	-89.5%	(47,609)	35,356	—
Comprehensive earnings	$34,907	$47,535	-26.6%	$89,935	$170,801	-47.3%

Operating earnings:(1)
Net earnings	$33,853	$37,497	-9.7%	$137,544	$135,445	1.5%
Less: Realized gains, net of tax	9,235	6,203	48.9%	25,890	20,919	23.8%
Operating earnings	$24,618	$31,294	-21.3%	$111,654	$114,526	-2.5%

Return on Equity:
Net earnings (trailing four quarters)				16.1%	15.4%
Comprehensive earnings (trailing four quarters)				10.5%	19.4%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	44,335	43,937		44,131	43,819

EPS from operations (1)	$0.56	$0.71	-21.1%	$2.53	$2.61	-3.1%
Realized gains, net of tax	0.20	0.14	42.9%	0.59	0.48	22.9%
Net earnings per share	$0.76	$0.85	-10.6%	$3.12	$3.09	1.0%

Comprehensive earnings per share	$0.79	$1.08	-26.9%	$2.04	$3.90	-47.7%

Cash dividends per share - ordinary	$0.19	$0.18	5.6%	$0.75	$0.71	5.6%
Cash dividends per share - special	$2.00	$3.00	-33.3%	$2.00	$3.00	-33.3%

Net Cash Flow provided by Operations	$31,219	$37,191	-16.1%	$152,586	$123,085	24.0%

(1)  See discussion above of non-GAAP financial measures.

RLI CORP.

2015 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2015	2014	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,538,110	$1,495,087	2.9%
(amortized cost - $1,518,156 at 12/31/15)
(amortized cost - $1,448,204 at 12/31/14)
Equity securities	375,424	410,642	-8.6%
(cost - $202,437 at 12/31/15)
(cost - $193,535 at 12/31/14)
Other invested assets	20,666	11,597	78.2%
Cash and cash equivalents	17,343	46,959	-63.1%
Total investments and cash	1,951,543	1,964,285	-0.6%

Premiums and reinsurance balances receivable	143,662	154,573	-7.1%
Ceded unearned premiums	52,833	53,961	-2.1%
Reinsurance recoverable on unpaid losses	297,844	335,106	-11.1%
Deferred acquisition costs	69,829	65,123	7.2%
Property and equipment	47,102	42,549	10.7%
Investment in unconsolidated investees	70,784	60,046	17.9%
Goodwill and intangibles	71,294	72,695	-1.9%
Other assets	31,688	27,204	16.5%
Total assets	$2,736,579	$2,775,542	-1.4%

Unpaid losses and settlement expenses	1,103,785	1,121,040	-1.5%
Unearned premiums	422,094	401,412	5.2%
Reinsurance balances payable	37,556	38,013	-1.2%
Funds held	54,254	51,481	5.4%
Income taxes - deferred	63,993	82,285	-22.2%
Bonds payable, long term debt	149,668	149,625	0.0%
Accrued expenses	55,742	63,148	-11.7%
Other liabilities	26,018	23,476	10.8%
Total liabilities	1,913,110	1,930,480	-0.9%
Shareholders’ equity	823,469	845,062	-2.6%
Total liabilities & shareholders’ equity	$2,736,579	$2,775,542	-1.4%

OTHER DATA
Common shares outstanding (in 000’s)	43,544	43,103

Book value per share	$18.91	$19.61	-3.6%
Closing stock price per share	$61.75	$49.40	25.0%
Cash dividends per share - ordinary	$0.75	$0.71	5.6%
Cash dividends per share - special	$2.00	$3.00	-33.3%

Statutory Surplus	$865,268	$849,297	1.9%

RLI CORP.

2015 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended December 31,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2015

Gross premiums written	$126,074		$42,735		$31,770		$200,579
Net premiums written	104,877		33,284		30,353		168,514
Net premiums earned	106,406		42,840		30,125		179,371
Net loss & settlement expenses	59,194	55.6%	17,537	40.9%	3,853	12.8%	80,584	44.9%
Net operating expenses	39,073	36.7%	18,498	43.2%	18,725	62.2%	76,296	42.5%
Underwriting income	$8,139	92.3%	$6,805	84.1%	$7,547	75.0%	$22,491	87.4%

2014

Gross premiums written	$118,819		$45,958		$29,681		$194,458
Net premiums written	96,619		35,418		28,084		160,121
Net premiums earned	100,587		51,524		27,781		179,892
Net loss & settlement expenses	53,823	53.5%	17,971	34.9%	4,435	16.0%	76,229	42.4%
Net operating expenses	37,154	36.9%	20,104	39.0%	18,915	68.1%	76,173	42.3%
Underwriting income	$9,610	90.4%	$13,449	73.9%	$4,431	84.1%	$27,490	84.7%

Twelve Months Ended December 31,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2015

Gross premiums written	$519,670		$208,370		$125,546		$853,586
Net premiums written	435,409		166,659		119,903		721,971
Net premiums earned	412,248		170,924		116,989		700,161
Net loss & settlement expenses	218,414	53.0%	69,851	40.9%	10,780	9.2%	299,045	42.7%
Net operating expenses	147,571	35.8%	72,048	42.2%	72,939	62.3%	292,558	41.8%
Underwriting income	$46,263	88.8%	$29,025	83.1%	$33,270	71.5%	$108,558	84.5%

2014

Gross premiums written	$482,846		$262,457		$118,545		$863,848
Net premiums written	395,853		195,580		111,719		703,152
Net premiums earned	382,105		197,776		107,494		687,375
Net loss & settlement expenses	199,133	52.1%	89,589	45.3%	7,887	7.3%	296,609	43.2%
Net operating expenses	137,031	35.9%	75,269	38.1%	71,447	66.5%	283,747	41.3%
Underwriting income	$45,941	88.0%	$32,918	83.4%	$28,160	73.8%	$107,019	84.5%